Exhibit 3.752
FILED
Michigan Department of Commerce
JUN 26 1979
[ILLEGIBLE]
DIRECTOR
(Please do not write in spaces below— for Department use)
MICHIGAN DEPARTMENT OF COMMERCE—CORPORATION AND SECURITIES BUREAU

DATE RECEIVED:	EFFECTIVE DATE
JUN 20 1979	If different than
date of filing:
ARTICLES OF INCORPORATION
(Domestic Profit Corporation)
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:
ARTICLE I (See Part 1 of instructions on Page 4.)

The name of the corporation is SULO & COMPANY

(See Part 2 of instructions on Page 4.)
ARTICLE II	(If space below is insufficient, continue on Page 3.)

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
ARTICLE III

The total authorized capital stock is:

1.	Common Shares	50,000	Par Value Per Share		$1.00
	Preferred Shares		Par Value Per Share	$

and /or shares without par value as follows (See Part 3 of instructions on Page 4.)

2.	Common Shares	Stated Value Per Share	$
	Preferred Shares	Stated Value Per Share	$

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

(If space below is insufficient, continue on Page 3.)

ARTICLE IV

1.	The address of the initial registered office is: (See Part 4 of instructions on Page 4.)

811 Ship Street	St. Joseph	Michigan	49085

NO. AND STREET	CITY		ZIP

Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

Michigan

P. O. BOX	CITY		ZIP

3.	The name of the initial resident agent at the registered office is:

Michael E. Dumke	811 Ship Street, St. Joseph, Michigan	49085
ARTICLE V (See Part 5 of instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Michael E. Dumke	811 Ship Street, St. Joseph, Michigan	49085

ARTICLE VI            OPTIONAL (Delete Article VI if not applicable.)

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

     Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
(Use this space for continuation of previous Articles and/or for additional Articles.)
     Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the [ILLEGIBLE] by adding additional articles here.
I, the incorporator(s) sign my (name this 18th day of June, 1979

/s/ Michael E. Dumke
MICHAEL E. DUMKE

(INSTRUCTIONS ON PAGE)

FILED
APR- 3 1980
[ILLEGIBLE]
DIRECTOR
Michigan Department of Commerce
(Please do not write in spaces below — for Department use)
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
Date Received
MAR 28 1980
(See Instructions on Reverse Side)
(For Use by Domestic Corporations)
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
     The undersigned corporation executes the following Certificate of Amendment to its Articles of incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1. The name of the corporation is SULO & COMPANY
2. The location of the registered office is

811 Ship Street, P. O. Box J	St. Joseph	,	Michigan	49085

(No. and Street)	(Town or City)			(Zip Code)
3. The following amendment to the Articles of Incorporation was adopted on the 27th day of March, 1980. (Check one of the following)
☑	by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were vested in [ILLEGIBLE] of the amendment.

☐	by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not [ILLEGIBLE] in writing has been given. (Notes Written consent by less than all of the shareholders is permitted only if such provision appears in Articles of Incorporation.)

☐	by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.
     Resolved, that Article I, of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its [ILLEGIBLE].)
The name of the corporation is RELIABLE DISPOSAL, INC.
RESOLVED FURTHER that Article IV shall be amended to read as follows:
1.	The address of the registered office is: Linco Road, P. O. Box 41, Stevensville, MI 49127.

2.	Mailing address of the registered office if different than above. SAME

3.	The name of the residen agent at the registered office is:

WILLIAM F. STOUB (Reliable Disposal, Inc., Linco Road, P. O. Box 41. Stevensville, MI 49127)

Signed this 27th day of March, 1980
By:	/s/ Michael E. Dumke
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

MICHAEL E. DUMKE, President & Sole Incorporator

(Type or Print Name and Title)

FILED
JUL 28 1987
Administrator
MICHIGAN DEPT. OF COMMERCE
Corporation & Securities Bureau
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
JUL 21 1987
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
(Please read instructions and Paperwork Reduction Act notice on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162. Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:
RELIABLE DISPOSAL, INC.
2.	The corporation identification number (CID) assigned by the Bureau is: 1 2 2 — 3 8 0

3.	The location of its registered office is:

Linco Road, (P. O. Box 41)	Stevensville,	,	Michigan	49127

(Street Address)	(City)			(ZIP Code)

4.	Article III of the Articles of incorporation is hereby amended to read as follows:

The total authorized capital stock is:
               Common Shares 750                      Par Value Per Share $1.00

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)
a.	☐	The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)
b.	☑	The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of, July, 1987. The amendment: (check one of the following)
☐	was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 17th day of July, 1987
By:	/s/ William F. Stoub
(Signature)

WILLIAM F. STOUB President
(Type or Print Name) (Type or Print Title)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)		Date Received
FILED

	DEC 30 1991	DEC 27, 1991

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau
[ILLEGIBLE]: 12/31/91
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Reliable Disposal, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is: 122 — 380

3.	The location of its registered office is:

41 7227 Reliable	Stevensville	,	Michigan	49127
(Street Address) Path	(City)			(ZIP Code)

4.	Article III of the Articles of Incorporation is hereby amended to read as follows:
          The total authorized capital stock is:

Common Shares 60,000	Par Value Per Share $1.00

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)
a.	☐	The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)
b.	☑	The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of, December, 1991. The amendment: (check one of the following)
☐	was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 27th day of December, 1991
By:	/s/ William F. Stoub
(Signature)

WILLIAM F. STOUB President
(Type or Print Name) (Type or Print Title)

187.5

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY		Date Received
FILED
	DEC 30 1991	DEC 27 1991
MICHIGAN DEPARTMENT OF COMMERC
Corporation & Securities Bereau
ILLEGIBLE 12/31/91
CERTIFICATE OF MERGER/CONSOLIDATION
For use by Domestic or Foreign Corporations
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporations execute the following Certificate:
1.	The Plan of Merger (Consolidation) is as follows:
a.	The name of each constituent corporation and its corporation identification number (CID) is:

Reliable Disposal, Inc.	1	2	2	-	3	8	0

Quality Refuse Service, Inc.	4	9	1	-	1	2	7

Ace Disposal co.	1	6	0		2	6	1
b.	The name of the surviving (new) corporation and its corporation identification number (CID) is:

Reliable Disposal, Inc.	1	2	2	-	3	8	0

c.	For each constituent stock corporation, state:

	Designation and
	number of outstanding	Indicate class or	Indicate class or
	shares in each class	series of shares	series entitled
Name of corporation	or series	entitled to vote	to vote as a class
Reliable Disposal, Inc.	750	common

Quality Refuse Service, Inc.	1,000	common

Ace Disposal Co.	15,000	common

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:
          N/A

d.	For each constituent nonstock corporation
(i)	if it is organized on a membership basis, state (a) the name of the corporation, (b) a description of its members, and (c) the number, classification and voting rights of its members.

N/A

(ii)	if it is organized on a directorship basis, state (a) the name of the corporation, (b) a description of the organization of its board, and (c) the number, classification and voting rights of its directors.

N/A
e.	The terms and conditions of the proposed merger (consolidation), including the manner and basis of converting the shares of, or membership or other interests in, each constituent corporation into shares, bonds, or other securities of, or membership or other interest in, the surviving (consolidated) corporation, or into cash or other consideration, are as follows:
See Exhibit A attached
f.	If a consolidation, the Articles of Incorporation of the consolidated corporation are attached to this Certificate and are incorporated herein. If a merger, the amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:
The authorized shares of stock of Reliable Disposal, Inc., the surviving corporation are to be increased to 60,000 shares. In all other respects the Articles of Incorporation shall remain in full force and effect.
g.	Other provisions with respect to the merger (consolidation) are as follows:
None
2.	(Complete for any foreign corporation only) N/A

This merger (consolidation) is permitted by the laws of the state of                      , the jurisdiction under which
(name of foreign corporation) is organized and the plan of merger (consolidation) was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

3.	(Complete only if an effective date is desired other than the date of filing. This date must be no more than 90 days after receipt of this document in this office).

The merger (consolidation) shall be effective on the 31st day of December, 1991.

4.	(Complete applicable section for each constituent corporation)
a.	(For domestic profit corporations only) N/A

The plan of merger (consolidation) was approved by the unanimous consent of the incorporators of , which has not commenced business, has not issued any shares, and has not elected a Board of Directors. (Incorporators must sign on this page of the Certificate.)

b.	(For profit corporations involved in a merger only)

The plan of merger was approved by the Board of Directors of Reliable Disposal, Inc. , the surviving corporation, without the approval of the shareholders of that corporation in accordance with Section 704 of the Act. The plan of Merger was also approved by the shareholders of Reliable Disposal, Inc.

c.	(For profit corporations only) The plan of merger or consolidation was adopted by the Board of Directors of the following constituent corporations: Quality Refuse Service, Inc. Ace Disposal Co.

and was approved by the shareholders of those corporations in accordance with Sections 701 to 704, or pursuant to Section 407 by written consent and written notice, if required by that section.

d.	(For nonprofit corporations only) N/A

The plan of merger or consolidation was adopted by the Board of Directors

(i) (Complete if organized upon a stock or membership basis) of                      and was approved by the shareholders or members of that corporation in accordance with Sections 701 and 703(1) and (2), or pursuant to Section 407 by written consent and written notice, if required.

(ii) (Complete if organized upon a directorship basis) of in accordance with Section 703(3).
Sign this area for item 4(a).
Signed this                       day of                                            , 19                      .

Sign this area for items 4(b), 4(c), or 4(d).

Signed this 27th day of December, 1991.
RELIABLE DISPOSAL INC.

(Name of Corporation)
By	/s/ WILLIAM F. STOUB

(Signature)
WILLIAM F. STOUB, President

(Type or Print Name and Title)
Signed this 27th day of December, 1991.
QUALITY REFUSE SERVICE, INC.

(Name of Corporation)
By	/s/ ARTHUR J. BOLT

(Signature)
ARTHUR J. BOLT, President

(Type or Print Name and Title)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees: Butzbaugh & Dewane

Michael J. Roberts	Preparer’s name and business
Butzbaugh & Dewane	telephone number:
811 Ship Street
P.O. Box 27	Michael J. Roberts

St. Joseph, MI 49085	(616) 983-0191
INFORMATION AND INSTRUCTIONS
1.	The merger/consolidation cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This certificate is to be used pursuant to sections 701 through 707 of the Act for the purpose of merging or consolidating two or more domestic and/or foreign corporations and pursuant to Section 731 if the merger or consolidation involves one or more foreign corporations.

4.	If more than two corporations are merging or consolidating, the certificate may be adjusted as necessary, or the format may be used as a guide in drafting your own certificate. If additional space is required for any section, continue the section on an attachment.

5.	Item 3 — This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

6.	A domestic nonprofit charitable purpose corporation must obtain the consent of the Michigan Attorney General if it is being dissolved by merger or consolidation. Contact the Charitable Trust Division, Michigan Attorney General, Room 670, Law Building, 525 West Ottawa, Lansing, Michigan 48913 at least 45 days before the desired effective date of the merger or consolidation.

7.	This certificate must be signed in ink by the president, vice-president, chairperson, or vice-chairperson of each corporation that is merging or consolidating, unless the incorporators of a domestic profit corporation approve the merger or consolidation pursuant to sections 706 and 707 of the Act. In that event, the certificate must be signed in ink by all of the incorporators of that corporation in item 4.

8.	FEES: Filing fee — A filing fee must be remitted for each domestic and qualified foreign corporation involved in the merger, according to the following schedule (Make remittance payable to State of Michigan):

domestic corporation	$50.00
qualified foreign corporation	$10.00
Merger	—	If the survivor is a domestic profit corporation whose authorized capital stock is increased, an additional fee is due equal to 1/2 mill (.0005) on each dollar of the increase over the previous highest authorized capital stock on which a franchise fee was paid.

Consolidation	—	Franchise fees are required for the articles of incorporation of the new consolidated corporation, if it is a domestic corporation.

Credit	—	If a foreign corporation authorized to transact business in this State merges or consolidates into a domestic profit corporation, the amount of franchise fees required to be paid by that domestic corporation shall be reduced by the initial or additional franchise fees paid to this State by the foreign corporation.
9.	Mail form and fee to:
Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division, P.O. Box 30054, 6546 Mercantile Way, Lansing, MI 48909, Telephone: (517) 334-6302

EXHIBIT A
1e.
a)	Quality Refuse Service, Inc. shall transfer all of its assets to Reliable Disposal, Inc. in exchange the shareholders of Quality Refuse Service, Inc. shall receive Reliable Disposal, Inc.’s stock. Reliable Disposal, Inc. shall assume all of Quality Refuse Service Inc.’s liabilities. Furthermore, the fair market value of the assets transferred exceed the amount of the liabilities assumed.

Ace Disposal Co. shall transfer all of its assets to Reliable Disposal, Inc. in exchange the shareholders of Ace Disposal Co. shall receive Reliable Disposal, Inc. stock. Reliable Disposal, Inc. shall assume all of Ace Disposal Co.’s liabilities. Furthermore, the fair market value of the assets transferred exceed the amount of the liabilities assumed.

b)	Each share of Reliable Disposal, Inc.’s common stock which is issued and outstanding on the effective date shall remain issued and outstanding as one share of Reliable Disposal, Inc.’s common stock.

c)	Each share of Quality Refuse Service, Inc.’s common stock, if any, which remains unissued on the effective date of this merger shall be cancelled.

Each share of Ace Disposal Co.’s common stock, if any, which remains unissued on the effective date of this merger shall be cancelled.

d)	Each share of Quality Refuse Service, Inc.’s common stock which is issued and outstanding on the effective date shall be exchanged into 43.1% of one share of Reliable Disposal, Inc.’s common stock.

Each share of Ace Disposal Co.’s common stock which is issued and outstanding on the effective date shall be exchanged into 1.97333% of one share of Reliable Disposal, Inc.’s common stock.

e)	No scrip or fractional share certificates of Reliable Disposal, Inc. shall be issued as a result of the merger transaction described hereinabove, but in lieu of each fractional interest, a Quality Refuse Service, Inc. or Ace Disposal Co. stockholder entitled to a fractional share equal to 1/2 or more of one share of Reliable Disposal, Inc.’s common stock shall receive a full share of Reliable Disposal, Inc.’s common stock and any fractional share equal to less than 1/2 of one share of Quality Refuse Service, Inc. or Ace Disposal Co.’s common stock shall be eliminated.

f)	After the merger transaction described above has become effective, except as otherwise provided by the Code with respect to dissenting stockholders, each holder of an outstanding certificate or certificates theretofore representing Quality Refuse Service, Inc.’s common stock and Ace Disposal Co.’s common stock shall surrender the same to Reliable Disposal, Inc. and each such holder thereupon shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Reliable Disposal, Inc.’s common stock into which the Quality Refuse Service, Inc.’s common stock or Ace Disposal Co.’s common stock represented by the certificate or certificates so surrendered shall have been converted or exchanged by the provisions hereof.

Until such surrender, both Quality Refuse Service, Inc. and Ace Disposal Co.’s common stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Reliable Disposal, Inc.’s common stock to be delivered with respect to such shares of such capital stock. Unless and until any such outstanding certificates shall be so surrendered, no dividend payable to the holders of record of Reliable Disposal, Inc.’s common stock as of any date subsequent to the effective date shall be paid to the holders of such outstanding certificates, but upon surrender of any such certificate or certificates, there shall be paid to the record holder of the certificate or certificates of Reliable Disposal, Inc.’s common stock delivered with respect to the shares represented by the surrendered certificate or certificates, without interest, the amount of such dividends which shall have theretofore become payable to them with respect to such shares of Reliable Disposal, Inc.’s common stock.

If any holder of an outstanding certificate or certificates representing Quality Refuse Service, Inc. or Ace Disposal Co. shall deliver to Reliable Disposal, Inc. such affidavits, indemnity agreements or surety bonds as Reliable Disposal, Inc. shall reasonably require in conformity with its customary procedure with respect to lost stock certificates of Reliable Disposal, Inc., Reliable Disposal, Inc. shall treat such delivery as surrender of any lost or misplaced or destroyed certificate or certificates representing Quality Refuse Service, Inc. or Ace Disposal Co.’s common stock.

Signed this 27th day of December, 1991.
ACE DISPOSAL CO.

BY:	/s/ William E. Bos
WILLIAM E. BOS, President